Exhibit 99.1

SVB FINANCIAL GROUP ANNOUNCES PROMOTION OF GREG BECKER TO CHIEF EXECUTIVE OFFICER

KEN WILCOX TO ASSUME LEADERSHIP OF SVB’S CHINA OPERATIONS

SANTA CLARA, Calif. – January 20, 2011 — SVB Financial Group announced today that effective April 21, 2011, its president Greg Becker will assume the role of Chief Executive Officer. CEO Ken Wilcox, will become Chairman of Silicon Valley Bank, and will focus exclusively on the company’s operations in China, with a priority of establishing its joint venture bank.

Since becoming CEO of SVB Financial Group in 2000, Wilcox has led the company through an unprecedented period of expansion and outperformance, while successfully navigating two severe economic downturns. Becker, who has held numerous leadership roles at SVB in his 18 years with the company, has led the company’s commercial banking operations for the last eight years, most recently as president of SVB Financial Group and Silicon Valley Bank.

“Ken has done an outstanding job leading the company through eleven productive and prosperous years,” said Alex W. “Pete” Hart, Chairman of the Board of SVB Financial Group. “Even on the heels of the worst economic downturn anyone can remember, SVB has emerged today a stronger and more stable company than it has ever been, thanks to his leadership. Having done his job as CEO so well, Ken is now interested in a fresh challenge: that of leading our China efforts.

“Today, SVB is poised to enter a new era of global expansion as the financial partner of choice to innovative, dynamic companies of all sizes around the world. We see tremendous opportunity ahead and the time is right to make this inevitable transition. Given Greg’s extensive and impressive track record at SVB, we believe he is the right person to lead SVB to continued success in the future.”

“Greg has been an outstanding and critical contributor to SVB’s success in the last decade and beyond,” said Wilcox. “He has distinguished himself with the Board and management as a talented and capable leader with vision and passion. He has worked as a lender and has touched almost every part of the business at one time or another. He knows a vast number of our clients professionally and personally, and understands first-hand the challenges they face. Along the way, he has also built a significant foundation of trust and respect among employees, thanks to his drive and integrity. I have every confidence that he will lead SVB very effectively.”

Becker will oversee all strategic and operational aspects of SVB’s business, leading the company’s ongoing global expansion; its continued development of products and services expressly targeted to companies of all sizes at each stage of their life cycles; and infrastructure investments to support its business model worldwide.

Wilcox will be focused exclusively on SVB’s expansion in China, in particular SVB’s Joint Venture bank initiative, which the company announced on December 21, 2010. In addition, Wilcox will work to facilitate cross-border business between SVB and clients in the U.S., China, and around the world.

“Ken’s deep knowledge and long experience working with entrepreneurs and venture capitalists and banking high-growth companies will be instrumental in his ability to help SVB accomplish its objectives in China,” said Hart.

Ken Wilcox joined SVB in 1990 when he co-founded the company’s East Coast Technology Division. In this role, he managed the first regional office of Silicon Valley Bank and was responsible for all lending activity east of the Mississippi River. He became Chief Banking Officer in 1997, and president and CEO in 2000. Ken has presided over a period of outstanding growth at SVB marked by an intensified focus on its core client industries; diversification of its product set to meet the needs SVB’s clients from start-ups to large multi-nationals; and global expansion into the UK, China, India and Israel.

Greg Becker became president of SVB Financial Group in 2010 and before that was President of Silicon Valley Bank, a role he assumed in 2008. Earlier, he held positions as Chief Operating Officer of the Commercial Bank and Chief Banking Officer. For much of his career at SVB, Becker has been responsible for leading sales and operational efforts for the commercial bank, the company’s primary operating subsidiary and revenue engine. Becker has played a significant role in driving the growth and stability of the Bank and has been involved in almost every aspect of the business at some point during his tenure. In recent years, he has taken on increasing operational and strategic responsibility for the holding company. He joined the company in 1993.

About SVB Financial Group

For over 25 years, SVB Financial Group and its subsidiaries, including Silicon Valley Bank, have been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves companies in the technology, life science, venture capital/private equity and premium wine industries. Offering diversified financial services through Silicon Valley Bank, SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services, SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer services and asset management, as well as the added value of its knowledge and networks worldwide. For management reporting purposes, we report the results of our operations through four operating segments: Global Commercial Bank, Relationship Management, SVB Capital, and Other Business Services. Our Other Business Services group consists of Sponsored Debt Funds & Strategic Investments and SVB Analytics. Headquartered in Santa Clara, California, SVB Financial Group operates through 26 offices in the U.S. as well as through offices internationally in China, India, Israel and the United Kingdom. More information on the Company can be found at www.svb.com. (SIVB-F)

Banking services are provided by Silicon Valley Bank, the California bank subsidiary and commercial banking operation of SVB Financial Group, and a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.